Exhibit 10.8

Amended and Restated Exclusive Consulting and Service Agreement

This Amended and Restated Exclusive Consulting and Service Agreement (this “Agreement”) is entered into in Beijing, the People’s Republic of China (the “PRC”) on August 6th, 2014 by and between the following Parties:

Party A: Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Address: Room 1808-183, 18th Floor, Information Tower, No.13 Linyin North Street, Pinggu District, Beijing

For the purpose of this agreement, Party A shall include Party A’s subsidiary and other entities Party A then controls.

Party B: Beijing Wowo Shijie Information Technology Co., Ltd.

Address: Room 107, First Floor, South side of No.27 building, Zaoying Beili, Chaoyang District, Beijing.

(Party A and Party B individually, a “Party”; collectively, the “Parties”)

Whereas:

(1) Party A is a limited liability company, incorporated in Beijing China and validly existing under the PRC laws;

(2) Party B is a wholly foreign-owned enterprise, duly incorporated and validly existing under the PRC laws.

(3) Party A intends to employ Party B as its exclusive technical related services supplier, and Party B agrees to provide Party A with the corresponding technical support.

(4) The Parties entered into an “Exclusive Technical Support Service Agreement” (“the Original Exclusive Technical Support Service Agreement”) on May 31st, 2011. The Parties agree to restate and amend the terms and conditions of the Original Exclusive Technical Support Service Agreement, to supersede the Original Exclusive Technical Support Service Agreement.

NOW, THEREFORE, the parties hereby agree as follows through amicable consultation,

1.  Definition and Interpretation

1.1 Except as otherwise defined in the terms or context hereof, the following terms in this Agreement shall have the following meanings:

“Party A’s business” shall mean any and all businesses engaged in and developed by Party A currently and at any time during the valid term hereof.

“Services” shall mean the services to be provided by Party B to Party A, which are related to Party A’s Business, including but not limited to:

1.1.1 Provision of general solutions regarding website operation;

1.1.2 Provision of usage of computers and network hardware equipments necessary for Party A’s business;

1.1.3 Daily management, maintenance and upgrading of the network sever and databases;

1.1.4 Development, maintenance, and upgrading of the related application software;

1.1.5 Any other related or necessary technical and consulting services regarding Party A’s business.

“Annual Business Plan” shall mean the development plan and budget report for Party A’s Business in the next calendar year which is prepared by Party A with the assistance of Party B.

“Service Fees” shall mean all fees to be paid by Party A to Party B pursuant to Article 3 of this Agreement in respect of the Services provided by Party B.

“Equipment” shall mean any and all equipments owned by Party B or purchased by Party B from time to time, which is to be used for the purpose of provision of the Services.

“Operating Revenue” shall mean the total revenue generated by Party A in its daily operation of business (including related costs, fees or taxes).

1.2 The references to any laws and regulations (the “Law”) herein shall be deemed to include (1) the references to the amendments, changes, supplements and reenactments of such Law, irrespective of whether they take effect before or after the execution of this Agreement; and (2) the references to other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3 Except as otherwise stated in the context herein, all references to an article, clause, item or paragraph shall refer to the relevant part of this Agreement.

2.  Services

2.1 Party B shall provide the Services to Party A according to the terms of this Agreement, and Party A shall try its best to facilitate Party B to provide the Services.

2.2 Party B shall provide and update any necessary software and Equipment for providing services according to Party A’s annual business plan.

2.3 As required by Party B, Party A shall consult and determine jointly with Party B about Party A’s annual business plan for next year before 30 November of each year. In case Party A needs Party B to purchase certain new Equipment, it shall consult with Party B fifteen (15) days in advance in order to reach Party B’s agreement.

2.4 Party B’s services in this Agreement shall be exclusive. During the term hereof, Party A shall not accept any other consulting and services with respect to the business hereinabove from any third party, unless otherwise agreed by Party B in writing in advance.

3.  Service Fee

3.1 In respect of the Services to be provided by Party B pursuant to this Agreement, Party A shall pay to Party B the Service Fees pursuant to article 3.2 in this agreement as follows:

3.1.1 Performance Fees equivalent to five percent (5%) of the total Operating Revenue of Party A;

3.1.2 Depreciation fees of equipment pursuant to Chinese Accounting Standards; and

3.1.3 Annual Services Fees of which the amount shall be calculated on the lump-sum operation revenue of Party A (excluding fees pursuant to article 3.1.1 and 3.1.2). However, if the lump-sum of article 3.1.1, 3.1.2 and 3.1.3 are larger than Party A’s yearly net income, the service fees that Party A shall pay to Party B are limited to Party A’s yearly net income. Additionally, Party B is entitled to determine and adjust the service fees on the base of Party A’s operation revenue unilaterally.

3.2 As required by Party B, Party A shall pay Party B Service Fees on quarterly basis. Party A shall pay Party B the apportioned fees of amount pursuant to article 3.1.1, 3.1.1.2 and 3.1.3 before January 31st, April 30th, July 31st and October 31st every year. At the end of Party A’s every fiscal year, the parties shall calculate the service fees payable on the base of Party A’s operation revenue which are acceptable by both parties, thus making accordingly adjustment on payment within 30 days of the beginning of next fiscal year.

3.3 Party A shall pay the Service Fees determined under Article 3.1 hereof into a bank account designated by Party B on time. In the case that Party B changes its bank account, it shall notify Party A in writing of such change seven (7) working days in advance.

3.4 After the expiration and termination of this Agreement, Party A shall pay Party B the spare service fees within thirty (30) days.

3.5 Party A shall provide its operation revenue honestly to Party B and pay full service fees to Party B on time pursuant to Article 3 hereof. As required by Party B, Party A shall allow Party B to get access to their financial records to confirm the amount of operation revenue.

4.  Intellectual Property

4.1 The Parties agree and confirm that, Party B shall hold the ownership of all the working achievements, intellectual property and proprietary information except for the following:

4.1.1 Intellectual property owned legally by the third party which is permitted by Party A or Party B in the way of permission or other ways.

4.1.2 Client information which is obtained during the operation process of Party A is owned by both parties.

4.1.3 Otherwise agreed by both parties in writing.

4.2 During the implement term of this Agreement, if Party A requires using Party B’s software program, system or other intellectual property, both parties shall reach another agreement about the scope, method, and fee of permission.

5.  Representations and Warranties

5.1 Party A hereby represents and warrants as follows:

5.1.1 It is a limited liability company duly incorporated and validly existing under the laws of the PRC with independent legal person status. It has full legal capacity to sign and perform this Agreement as well as act as an independent Party during the proceedings.

5.1.2 It has all authorization and competence to enter into this Agreement and have authorized its representative with sufficient power to sign this Agreement on behalf of such party respectively; This Agreement, once executed, constitutes a lawful, effective and binding obligation of Party A, which may be enforced pursuant to its terms.

5.1.3 As of the effectiveness of this Agreement, it has obtained complete operating permits necessary for its operations, and has full qualification to conduct network technology services and other related Party A’s Business within the PRC.

5.2 Party B hereby represents and warrants as follows:

5.2.1 It is a limited liability company duly incorporated and validly existing under the laws of the PRC with independent legal person status. It has full legal capacity to sign and perform this Agreement as well as act as an independent Party during the proceedings.

5.2.2 It has all authorization and competence to enter into this Agreement and have authorized its representative with sufficient power to sign this Agreement on behalf of such party respectively; This Agreement, once executed, constitutes a lawful, effective and binding obligation of Party A, which may be enforced pursuant to its terms.

6.  Special Undertakings of Party A

Party A hereby undertakes as follows:

6.1 During the term of the Agreement, it shall have all competence and qualifications to conduct the business as well as maintain their validity at any time.

6.2 During the term of this Agreement, it shall make its best effort to develop its business and maximize profits.

6.3 Party A shall respect Party B’s working achievements and intellectual property and take any necessary or applicable measures to protect Party B’s working achievements and intellectual property.

7.  Compensation

As required by Party B, Party A agrees to compensate Party B on any losses caused by signing, implementation of this agreement and Party A’s business, including but not limited to any losses incurred by litigation or arbitration by the third party or penalty and administrative investigation by the government related to Party A’s business. However, the losses caused by Party B’s gross negligence are not included in the compensation.

8.  Confidentiality

8.1  Whether this Agreement is terminated or not, Party A shall be obliged to keep in strict confidence the commercial secrets and proprietary information of Party B acquired during the performance of this Agreement, the Customer Information jointly owned by both Parties and any unpublished information of the other Party

(collectively, the “Confidential Information”). Party A shall not disclose the Confidential Information or any part thereof to any third parties unless it obtains prior written consent of Party B.

8.2 After termination of this Agreement, if requested by Party B, Party A shall return, destroy, or otherwise dispose of all of the documents, materials, and software that contain any Confidential Information as requested, and stop using the Confidential Information.

8.3 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

9.  Force Majeure

“Force Majeure” shall mean events beyond the reasonable control of the Parties that are unforeseeable or foreseeable but unavoidable, which cause obstruction in, impact on or delay in either Party’s performance of part or all of its obligations in accordance with this Agreement, including without limitation, government acts, natural disasters, wars, hacker attacks or any other similar events. The Party affected by Force Majeure shall provide the other Party with valid certificate documents verifying the occurrence of Force Majeure events through fax in thirty (30) days, which documents shall be issued by the notary office where the events occur. Neither Party will be held liable for failure or delay to perform any or all of its obligations hereunder due to the impact of force majeure, provided that the affected Party shall resume performance of its obligations upon elimination of the impact of the force majeure.

10.  Effectiveness and Termination

10.1 This Agreement takes effect as of the date when it is signed by the Parties. Upon its effectiveness, the Agreement shall supersede the prior “exclusive consulting and service agreement” that the Parties have signed. The term of this Agreement is ten (10) years unless early termination occurs in accordance with article 10.2 of this Agreement. This Agreement shall be extended upon Party B’s written confirmation prior to the expiration of this Agreement and the extended term shall be determined by Party B.

10.2 During the term hereof, in no event shall Party A terminate this Agreement earlier, unless Party B commits gross negligence, fraud or other illegal action, or goes bankrupt. Notwithstanding the above stipulation, Party B shall have the right to terminate this Agreement at any time by issuing a thirty (30) days’ prior written notice to Party A.

11.  Notices

11.1 Any notice, request, demand or other correspondences required by or made in accordance with this Agreement shall be in writing and delivered to the relevant Party.

11.2 The aforesaid notice or other correspondences shall be deemed to have been delivered upon delivery when it is transmitted by facsimile; or upon handed over to the receiver when it is delivered in person; or on the fifth (5) day after posting if delivered by mail.

12.  Liability for Breach of Contract

12.1 The Parties agree and confirm that, if any Party (the “Defaulting Party”) breaches substantially any of the agreements or substantially fails to perform any of the obligations hereunder, such a breach or failure shall constitute a default hereunder (the “Default”), and the non-defaulting Party shall be entitled to demand the Defaulting Party to rectify such Default or take remedial measures within a reasonable period of time. If the Defaulting Party fails to rectify such Default or take remedial measures within such reasonable period of time or within ten (10) days upon receipt of the written notice from the non-defaulting party, the non-defaulting party shall be entitled to decide to, at its discretion:

12.1.1 Provided that the Defaulting Party is Party A, Party B shall be entitled to terminate this Agreement and require the Defaulting Party to indemnify all the damages; or

12.1.2 Provided that the Defaulting Party is Party B, Party A shall be entitled to require the Defaulting Party to indemnify all the damages. However, unless otherwise provided by Law, under no circumstances shall Party A be entitled to terminate or rescind this Agreement.

12.2 Notwithstanding any other provisions herein, the validity of this Article shall survive the suspension or termination of this Agreement.

13.  Miscellaneous

13.1 This Agreement is made in Chinese with an English translation. In the event of any discrepancy between the two versions, the Chinese version shall prevail. This Agreement is made with two original copies.  Each Party will hold one original and both originals are equally authentic.

13.2 The execution, interpretation, performance of this Agreement and the disputes resolution under this Agreement shall be governed by the PRC laws.

13.3 The parties hereto shall strive to settle any dispute arising from the interpretation or performance of the terms under this Agreement through friendly consultation in good faith. In case no settlement can be reached through consultation within thirty (30) days after the request for consultation is made by either Party, any Party can submit such matter to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective rules. The arbitration shall take place in Beijing. The language of arbitration shall be in Chinese. The arbitration award shall be final and binding upon both Parties.

13.4 Any rights, powers and remedies empowered to any Party by any provisions herein shall not preclude any other rights, powers and remedies enjoyed by such Party in accordance with laws and other provisions under this Agreement, and the exercise of its rights, powers and remedies by a Party shall not preclude its exercise of its other rights, powers and remedies by such Party.

13.5 No failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with law (the “Rights”) shall be construed as a waiver of such Rights, and the waiver of any single or partial exercise of the Rights shall not preclude its exercising of such Rights in any other way and other Rights.

13.6 The headings of the Articles herein are for reference only, and in no circumstances shall such headings be used in or affect the interpretation of the provisions hereof.

13.7 Each provision contained herein shall be severable and independent from other provisions, and if at any time one or more articles herein become invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions herein shall not be affected as a result thereof.

13.8 Any amendments or supplements to this Agreement shall be made in writing and shall take effect upon due execution by the Parties hereto.

13.9 Party A shall not assign any of its rights and/or obligations hereunder to any third parties without the prior written consent of Party B. Party B shall be entitled to assign any of its rights or obligations hereunder to any third party upon issuance of notice of such assignment to Party A and to the extent as permitted by PRC Law.

13.10 This Agreement shall be binding on the legal successors of the Parties.

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IN WITNESS HEREOF, the Parties have caused this Exclusive Consulting and Services Agreement to be executed on the date and at the place first above written.

Party A: Beijing Kai Yi Shi Dai Network Technology Co., Ltd.

Authorized Representative:	/s/ Hua Zhou

Party B: Beijing Wowo Shijie Information Technology Co., Ltd.

Authorized Representative:	/s/ Maodong Xu